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                                                                       Exhibit 1


                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made, effective as of the 29th day of April, 2002, by and among X3D Technologies, Inc., a Florida corporation (the "Purchaser"), and J.P. McCormack and Richard F. Noll (collectively, the "Sellers" and each individually, a "Seller").

                                    RECITALS

         WHEREAS, the Sellers collectively own 4,995,427 shares of the Common Stock, $0.01 par value per share, of Activeworlds Corp., (the "Shares")

         WHEREAS, THE BUYER wishes to purchase from the Sellers and the Sellers wish to sell to the Buyer, 1,200,000 of the outstanding shares of Shares (the "Purchased Shares") at a price of $0.15 per shares, of which 600,000 shall come from J.P. McCormick and 600,000 shall come from Richard R. Noll, on the terms and conditions set forth below

         NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual premises and the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. SALE AND PURCHASE OF THE SHARES

         2. SALE AND PURCHASE OF THE PURCHASED SHARES. Subject to the terms, provisions and conditions of this Agreement and upon the basis of the representations and warranties made herein, at the Closing (as defined below) each of the Sellers shall transfer their respective portion of the Purchased Shares by delivering a certificate or certificates representing such Purchased Shares duly endorsed for transfer, in consideration of the purchase price (the "Purchase Price") set forth in Section 2 hereof.

                  1.2 CLOSING The closing ( the "Closing") of the sale and purchase of the Purchased Shares under this Agreement shall take place at the offices of Gadsby Hannah LLP, 225 Franklin Street, Boston, Massachusetts 02110 on such date and place as shall be agreed upon by the Sellers and the Buyer. The date of the Closing is hereinafter referred to as the Closing Date. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed to have been taken nor any documents executed or delivered until all have been taken executed and delivered. At the Closing the Sellers shall deliver to the Buyer certificates representing the Purchased Shares, and the Buyer shall direct the Escrow Agent to release $90,000.00 to Richard F. Noll and $90,000.00 to J.P. McCormick, representing their pro rata portion of the amount of One Hundred Eighty Thousand and 00/100 Dollars ($180,000.00)(the "Purchase Price").

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         3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each Seller represents and warrants to the Buyer as follows:

                  2.1 CAPITALIZATION OF ACTIVEWORLDS CORP. The authorized capital stock of Activeworlds Corp. consists of shares of 50,000, 000 shares of Common Stock, $.001 par value per share, of which 8,600,088 shares are issued and outstanding. 500,000 shares of Preferred Stock, $0.001 par value, of which no shares are issued and outstanding and there are reserved for issuance under Activeworlds Corp.'s stock option plan 1,666,667 shares of Activeworlds Corp.'s common stock. There are options to purchase 1,536,906 shares of common stock under Activeworlds Corp.'s stock option plans. 4,995,427 shares of Common Stock are held of record and beneficially by the Sellers, of which 2,505,948 shares are held by Richard F. Noll and of which 2,489,479 are held by J. P. McCormick. All of the Purchased Shares have been duly and validly issued and are, fully paid and non-assessable. There are not, and on the Closing Date there will not be, outstanding any options, warrants or other rights to purchase from the Sellers any capital stock of Sellers, including without limitation, the Purchased Shares.

                  2.2 AUTHORIZATION This Agreement has been duly and validly executed and delivered by each of the Sellers. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which each of the Sellers is a party constitute the valid and legally binding obligations of the Sellers, as applicable, enforceable against them in accordance with their respective terms except insofar as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors and general equitable principles. The execution, delivery and performance by each of the Sellers of this Agreement and the agreements provided for herein, and the consummation by each of the Sellers of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both,
         (a) violate the provisions of any law, rule or regulation applicable to the Sellers; (b) violate the provisions of the certificate of incorporation , charter, articles or by-laws of Activeworlds Corp., as amended to date; (c) violate any judgment, decree, order or aware of any court, governmental body or arbitrator or (d) violate any other agreement entered into by Sellers.

                  2.3 NO ANTI-TAKEOVER PROVISIONS. The Sellers are not aware of the adoption by Activeworlds Corp. of any anti-takeover provision or similar rights plan (including, but not limited to , a "poison pill).

                  2.4 NO LIENS. The Purchased Shares are free and clear of any and all encumbrances, including, without limitation, any liens, mortgages, pledges or security interests.



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         4. REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Sellers as follows:

                  3.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted and to carry out the transactions contemplated by this Agreement.

                  3.2 AUTHORIZATION This Agreement has been duly and validly executed and delivered by the Buyer. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Buyer is a party constitute the valid and legally binding obligations of the Buyer, as applicable, enforceable against it in accordance with its respective terms except insofar as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors and general equitable principles. The execution, delivery and performance by the Buyer of this Agreement and the agreements provided for herein and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the certificate of incorporation, charger, articles or by-laws of the Buyer, as amended to date; or (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator.

                  3.3 ACCREDITED INVESTOR STATUS/NO REPRESENTATION AS TO STATUS OF SHARES PURSUANT TO RULE 144 The Buyer is an "Accredited Investor" as such term is defined under the regulations contained within Regulation D of the Securities Act of 1933, as amended. The Buyer acknowledges that the Purchased Shares have not been registered under the Securities Act of 1933, as amended, and that no representation is being made by the Sellers with respect to the availability of Rule 144 with respect to the resale of the Shares.

         5. GENERAL:

                  4.1 GOVERNING LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the internal laws of the Commonwealth of Massachusetts in which it has been executed and in which it has a situs without regard to its conflict of law provisions. If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. Each of the Sellers consents to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts, and any federal court located therein, and to the appropriateness of the venue of such courts, in connection with any dispute which may arise pursuant to this Agreement or is related to the transactions contemplated hereby.

                  4.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and legal representatives, provided, however, that no stockholder shall assign any of his, her or its rights or delegate any of its obligations hereunder to any party without the prior written consent of the Buyer.




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                  4.3 HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  4.4 COUNTERPARTS. This Agreement may be executed originally or by facsimile and in one or more counterparts, all of which together shall considered one and the same agreement.

                  4.5 WAIVER. The failure of any party to this Agreement at any time or times to required performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, covenant, representation or warranty of this Agreement.

                  4.6 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereof with respect to the transactions contemplated herein, and supersedes all prior agreements and understandings, whether written or oral, among the parties hereot with respect to the subject matter of this Agreement.

                  4.7 ADDITIONAL ACTIONS. The Sellers agree to execute and deliver such other documents, certificates agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

                           [Signature page to follow]




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         IN WITNESS WHEREOF, this Agreement has been signed by a duly authorized officer of THE BUYER and THE BUYER, and each of the Sellers as of the day and year first above written.

BUYER

X3D TECHNOLOGIES, INC.


/s/ John C. Textor
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John C. Textor, Chief Executive Officer

SELLERS:


/s/ J. P. McCormick
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J. P. McCormick 4/29/02



/s/ Richard F. Noll
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Richard F. Noll 4/29/02





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